Alterola Biotech Inc, (“ALTA”-OTC MKTS ) announces appointment of a new management team and a definitive agreement to acquire Algae Energy Inc., from Affinity Health and Energy Limited, (“AEB”-AX)

Southfield MI., August 21, 2019 – Alterola Biotech Inc. (“ALTA” OTC MKTS) today announced that it has appointed a new management team and has entered into a definitive purchase agreement to acquire Algae Energy Inc.(AEB) together with its Cumming, Georgia, facility from Affinity Health and Energy Limited.

The transaction will be achieved by the payment and assumption of certain payables of Algae Energy Inc (AEB) and will not require Alterola Biotech Inc, (ALTA) to issue any new shares of its stock in connection with the acquisition.

Upon closing Algae Energy Inc (AEB) will become a wholly owned subsidiary of Alterola Biotech Inc.,(ALTA) and AEB will continue to carry out research and development work and production of Algae based products for Nutrition, and Animal Feeds, as well as to develop products produced from Hemp derived CBD oils, for Medical, Health, Beverage, and Cosmetics products and will also do research on producing the hybrid products from Algae’s to include CBD, oils.

1

Alterola is pleased to announce a new and experienced management team, the new officers and Directors appointments are as follows:

Mr. Irving Aronson aged 76, has been appointed as Chairman, of the Board of the company with immediate effect, he is a British citizen residing in London, United Kingdom, has been Chairman of Millennium Energy Corp, an American public company for the past 5 years, he is originally from South Africa having qualified as a Certified Public Accountant in 1967. He was admitted as a Partner in the Accounting Firm of Schwarz Fine in December 1967. This was the largest South Arica firm of Accountants. The firm merged with Arthur Anderson in March 1980 and Mr. Aronson left the practice in 1981, when he moved to the United Kingdom.

Since 1981, he has carried out private equity and public merger and acquisition transactions for his down account in sectors such as Retail, Hotels, and Natural Resources. He also managed the private family office of leading South African families, who had all been clients of his accounting practice. In 1985, he founded the firm Sellar Morris Properties with Messrs. Irvine Sellar (developer of the Shard Building) and Mel Morris, which became one of the largest property development companies in the United Kingdom. He sold his interest in the firm in 1990.

2

Mr. Aronson has had extensive interests in the pharmaceutical Fields and assisted in the floatation of Zenith Laboratories Inc. in 1983, which subsequently was acquired by Ivax Inc., one of the largest generic pharmaceutical companies. He is currently the Chairman of Ivory Mint Holdings Corp., a BVI private Investment Company, which invests in the private and public sector in Gold mining, Coal mining and Oil and Gas companies, finances and provides funding and/or merging such companies with quoted public companies and placing equity to provide funding.

He is a graduated with Honors from Cape Town University in 1967.

Lalit Verma, aged 40, has been appointed as Chief Executive Officer, with immediate effect he was formerly the CEO of Sakthi Automotive Group. He brings several years of executive international experience working in India, Japan, China, Korea and the US. His expertise is in supply chain management and global purchasing at OEMs like GM, Honda and Bombardier. He obtained his MA from Delhi College of Engineering and his MBA from the Institute of Management Technology in Ghaziabad, India. He brings a strong operational, and manufacturing expertise to support the future growth of Alterola Biotech Inc. and he is working on initiatives to expand into the company into Europe, India, and China

3

Dheeraj Jain, aged 40, a has been appointed as Chief operating Officer, He has previously held the post of Managing Director of Redcliffe Capital, focused on Leverage buyouts, M&A and Property Investments. He is also an active early stage investor and holds a robust portfolio of 35+ businesses mostly in India, Singapore and the USA. He previously held several posts at Nokia including CIO office, Markets Strategy and Global Finance for almost a decade. Before Nokia, he was a management consultant at Zensar Technologies (Fujitsu services JV) for British Gas, UBS, Cisco, amongst others. He is currently a guest lecturer at City University, London. Dheeraj holds a computer science degree from Delhi University, as well as an Executive MBA from Cass Business School, London. He brings a strong financial and operational expertise to the company that will support the future growth of Alterola Biotech Inc. he is based in the United Kingdom and will seek to expand its operations in the U.K., into Europe as well as into India where he has built a reputation as a successful venture capitalist.

Peter E Maddocks, 61 has stepped down as CEO, however he will remain with the company as a Director, President and Corporate Secretary as well as Chief financial officer.

4

On completion of the Algae Energy Inc transaction Alterola’s two largest shareholders will be Future Trends Limited, and London Pharma Limited who are both committed to supporting the company’s future growth and expansion plans.

Affinity Health and Energy’s Board of directors has unanimously approved the sale of Algae Energy Inc. to Alterola Biotech Inc. and is working on obtain the Shareholders approval and Australian Stock Exchange Disclosure and any regulatory approvals as may be necessary to complete the transaction.

About Algae Energy Inc.

Algae Energy Inc. (AEB). was established in 2011 with the Development and Manufacturing facility in Cumming, Georgia. Algae Energy have developed a proprietary technology for algae growth processes, lighting systems and specialty nutraceutical products. It has a 70,000 SQF modern design, testing and manufacturing facility for cultivation, harvesting and product refinement.

The technology and products can be used for Biofuels, Nutrition, Animal feed, Cannabis products i.e. medical, health, energy, beverage, cosmetics etc. This facility is highly focused on quality control with clean room facility, product packaging, Quality Control laboratory and operated under FDA guidelines for food grade products.

5

AEB has developed all required technology for Algae based production of Nutraceutical products with strong infrastructure including but not limited to High Efficiency Light Systems, Optimal Nutrient Packages, Photosynthetic Growth Phase, Environmental Climate Control, Water Management Systems, Oil Extraction and Refinement, Sterile Production Environment etc.

Currently AEB is manufacturing and distributing the Alganics via GenCorp Pacific and FeedMealges brand for animal feed and aquaculture market including the R&D work for Reliance Group of India.

AEB has invested up to $30 Million USD into the Georgia facility Located in Cummings Georgia pouring money into R&D and the Manufacturing facility and technology.

With the support of Alterola Biotech as its new parent company of Algae Energy it could become one of the largest highquality development and production facilities in the world for these kinds of products and based on its news business plan to also manufacture CBD, products it projects that it could generate up to $100 Million in revenue with high margins of profitability.

6

Disclaimer:

Certain statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our filings with the SEC. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time. Finally, the investing public is reminded that the only announcements or information about which are condoned by the Company must emanate from the Company itself and bear our name as its Source.

Public Relations and Shareholder Information

Lalit Verma, CEO, Tel 248-778-6553

E mail lalit.v@me.com Chief Executive Officer, Alterola Biotech Inc

SOURCE: Alterola Biotech Inc.

7